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                                                                    Exhibit 10-r

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                      2002 STOCK OPTION AND INCENTIVE PLAN
                 NON-QUALIFIED STOCK OPTION AWARD AND AGREEMENT

Congratulations! You have been awarded a stock option under the Chiquita 2002 Stock Option and Incentive Plan (the "Plan"). This award offers you an opportunity to share in the Company's long-term growth by giving you the right over the next ten years to purchase shares of the Company's Common Stock at today's market price. Over time, you may have the opportunity to earn additional compensation through the exercise of this option. Please read this Agreement carefully and return one copy as requested below. Unless otherwise provided in this Agreement, capitalized terms have the meanings specified in the Plan.

GRANT: Chiquita Brands International, Inc., a New Jersey corporation ("Company"), hereby awards you (the Optionee named below) a Non-Qualified Stock Option ("Option") to purchase the number of shares of the Company's Common Stock, par value $.01 per share ("Shares"), at the Option Price, set forth below, subject to the following terms and conditions:

   Optionee:         No. of Shares:         Option Price:         Grant Date:
   ---------         --------------         -------------         -----------

VESTING: This Option vests between the Grant Date and             , 20  ,
                                                      --------- --    --
[fourth anniversary of the Grant Date] with 25% of the total number of Shares
vesting (becoming exercisable) on               [month and day of award] in each
                                  --------- ---
of 20  , 20  , 20  , and 20   [first, second, third and fourth anniversaries of
     --    --    --        --
the Grant Date] or, if earlier, upon a Change of Control of the Company; provided that you have remained continuously employed by the Company or any of its Subsidiaries through the applicable vesting date. Notwithstanding the foregoing, you may elect, by filing a written election with the Company prior to the date of a Change of Control, to waive all or a portion of your rights to vest in this Option by reason of the Change of Control. If your employment terminates because of your death, Disability or Retirement, all the Shares covered by this Option will vest on your termination of employment.

TERM: This Option expires 10 years from the Grant Date set forth above. If your employment terminates prior to the expiration date, this Option will terminate as specified in the Plan.

EXERCISE: In order to exercise this Option, you must deliver to the Company a written notice indicating the number of Shares being exercised, accompanied by full payment of the Option Price. You must exercise this Option for at least 100 shares, unless the total number of vested Shares covered by this Option is less than 100, in which case you must exercise this Option for all then-vested Shares. You may pay the Option Price in cash or in shares of Common Stock owned by you for at least six months prior to the exercise. You will have no rights as a stockholder with respect to the Shares before exercise of this Option and delivery to you of a certificate evidencing those Shares.

TAXES: You must pay all applicable U.S. federal, state, local and any foreign taxes resulting from the grant or vesting of this Option or issuance of Shares upon exercise of this Option. The Company has the right to withhold all applicable taxes due upon the exercise of this Option (by payroll deduction or otherwise) from the proceeds of such exercise or from future earnings (including salary, bonus or any other payments).

CONDITIONS: This Option is governed by and subject to the terms and conditions of the Plan, which contains important provisions of this award and forms a part of this Agreement. A copy of the Plan is being provided to you, along with a summary of the Plan. If there is any conflict between any provision of this Agreement and the Plan, this Agreement will control, unless the provision is not permitted by the Plan, in which case the provision of the Plan will apply. Your rights and obligations under this Agreement are also governed by and are subject to applicable U.S. and foreign laws.

ACKNOWLEDGEMENT: To acknowledge receipt of this award, please sign and return one copy of this Agreement to the Corporate Secretary's Office, Attention:
Barbara Howland.

CHIQUITA BRANDS INTERNATIONAL, INC.   Please complete the following information:


By:
   --------------------------------   ------------------------------------------
   Barry H. Morris, Vice President    Home Address (including country)
   Human Resources
                                      ------------------------------------------


By:
   --------------------------------   ------------------------------------------
   Associate/Optionee Signature

Date Acknowledged:
                  -----------------   ------------------------------------------
                                      U.S. Social Security Number
                                         (if applicable)